OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                         COMMUNITY CARE OF AMERICA, INC.
                                       AT
                               $4.00 NET PER SHARE
                                       BY
                           IHS ACQUISITION XXVI, INC.
                            A WHOLLY OWNED SUBSIDIARY
                                       OF
                        INTEGRATED HEALTH SERVICES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, SEPTEMBER 4, 1997, UNLESS THE OFFER IS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").


To Our Clients:


     Enclosed for your consideration is the Offer to Purchase dated August 7, 1997 (as the same may be amended or supplemented from time to time, the "Offer to Purchase") and related Letter of Transmittal and instructions thereto (the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") relating to the offer by IHS Acquisition XXVI, Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Integrated Health Services, Inc., a Delaware corporation (the "Parent"), to purchase all of the outstanding shares of Common Stock, $.0025 par value per share (the "Shares"), of Community Care of America, Inc., a Delaware corporation (the "Company"), at a purchase price of $4.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Consummation of the Offer is subject to certain conditions described in the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     If you wish to tender Shares but (i) certificates representing such Shares ("Share Certificates") are not immediately available, (ii) time will not permit such Share Certificates and all other documents required by the Letter of Transmittal to reach Citibank, N.A. (the "Depositary") on or prior to the expiration date of the Offer or (iii) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis, you may nevertheless tender such Shares pursuant to the guaranteed delivery procedure described under "THE OFFER -- Procedure for Accepting the Offer and Tendering Shares" in the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THIS MATERIAL RELATING TO THE OFFER IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH SHARES CAN BE MADE ONLY BY US AS THE RECORD HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer. We urge you to read the Offer carefully before instructing us to tender your Shares.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Shares on your behalf in accordance with the provisions of the Offer. The Offer will expire at 12:00 Midnight, New York City time, on Thursday, September 4, 1997, unless extended (the "Expiration Date"). Shares tendered pursuant to the Offer may only be withdrawn under the circumstances described in the Offer.


Your attention is directed to the following:

     1. The tender price is $4.00 per Share, net to the seller in cash without interest thereon.

     2. The Offer is for all outstanding Shares.

     3. At a meeting held on July 31, 1997, the Board of Directors of the Company, by unanimous vote of all directors present and voting (with the two directors who are also directors of Parent abstaining or not attending), based on the recommendation of the Special Committee appointed by the Company's Board of Directors, determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of Shares (other than Parent, the Purchaser and their affiliates) and recommends that holders of Shares accept the Offer and tender their Shares to the Purchaser.

     4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 1, 1997 (the "Merger Agreement"), by and among the Parent, the Purchaser and the Company. The Merger Agreement provides, among other things, that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company or any subsidiary of the Company and Shares owned by the Parent, the Purchaser or any other subsidiary of the Parent, which shall be cancelled, and other than Shares, if any, held by stockholders who have properly exercised appraisal rights under
Section 262 of the Delaware General Corporation Law) will, by virtue of the Merger and without any action on the part of the holders of the Shares, be converted into the right to receive $4.00 in cash, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share, less any required withholding taxes.

     5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, September 4, 1997, unless the Offer is extended.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

     7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which constitutes at least a majority of the outstanding Shares on a fully-diluted basis on the date of purchase, (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer and (iii) the satisfaction of the other conditions described under "THE OFFER -- Certain Conditions of the Offer" in the Offer to Purchase. The Offer is not subject to any financing condition.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Shattuck Hammond Partners Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SHARES ON YOUR BEHALF PRIOR TO EXPIRATION OF THE OFFER.

              INSTRUCTIONS REGARDING THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                         COMMUNITY CARE OF AMERICA, INC.
                                       BY
                           IHS ACQUISITION XXVI, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated August 7, 1997 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by IHS Acquisition XXVI, Inc., a wholly owned subsidiary of Integrated Health Services, Inc., to purchase all outstanding Shares of Common Stock, $.0025 par value per share, of Community Care of America, Inc. at a purchase price of $4.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, pursuant to the terms of and conditions set forth in the Offer to Purchase and the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered (check ONE box):*

[ ] All Shares                         _______________________________________

[ ] ____ Shares                        _______________________________________
                                       Signature(s)
Dated:______________, 1997
                                       _______________________________________

                                       _______________________________________
                                       Please print name(s) here

                                       _______________________________________

                                       _______________________________________

                                       _______________________________________

                                       _______________________________________
                                             Please type or print address
                                       _______________________________________
                                             Area Code and Telephone Number

                                       _______________________________________
                                           Taxpayer Identification or Social
                                                    Security Number

                                       _______________________________________
                                               My Account Number with You

----------
*UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL SHARES OF SUCH BENEFICIAL OWNER(S).